AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1999
                                                 REGISTRATION NO. 333-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                              NTL INCORPORATED
           (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                     13-4051921
 (State or other Jurisdiction of                   (I.R.S. Employer
  Incorporation or Organization)                  Identification No.)

               110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
             (Address of Principal Executive Offices; Zip Code)

           NTL INCORPORATED 1998 NON-QUALIFIED STOCK OPTION PLAN
                          (Full Title of the Plan)

                          RICHARD J. LUBASCH, ESQ.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              NTL INCORPORATED
                            110 EAST 59TH STREET
                          NEW YORK, NEW YORK 10022
                               (212) 906-8440
   (Name, Address and Telephone Number, Including Area Code, of Agent For
                                  Service)

                                 Copies to:
                          THOMAS H. KENNEDY, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                               (212) 735-3000


                           CALCULATION OF REGISTRATION FEE
=========================================================================================
                         Amount
Title Of Securities       To Be      Proposed Maximum  Proposed Maximum       Amount Of
     To Be             Registered     Offering Price       Aggregate         Registration
    Registered           (1)(5)          Per Share     Offering Price(3)        Fee (4)
-----------------------------------------------------------------------------------------
Common Stock, par           25,000    $ 45.75 (2)      $     1,143,750    $      317.96
value $0.01                  9,000      47.9375(2)             431,438           119.94
per share (including       150,800          45(2)            6,786,000         1,886.51
Series A Junior             82,500      55.6875(2)           4,594,219         1,277.19
Participating                  500      56.625(2)               28,313             7.87
Preferred                      500       55.25(2)               27,625             7.68
Stock Purchase                 300       46.75(2)               14,025             3.90
Rights)(6)                 192,000          46(2)            8,832,000         2,455.30
                           160,000      61.375(2)            9,820,000         2,729.96
                         7,757,150        36.5(2)          283,135,975        78,711.80
                            48,000       54.25(2)            2,604,000           723.91
                            34,119       31.02(2)            1,058,371           294.23
                            88,079       25.96(2)            2,286,531           635.66
                         6,452,052       76.25(3)          491,968,965       136,767.37
-----------------------------------------------------------------------------------------
            Total:      15,000,000                     $   812,731,211    $  225,939
=========================================================================================

(1) This Registration Statement (this "Registration Statement") covers shares of Common Stock of NTL Incorporated (the "Registrant") which may be offered or sold from time to time pursuant to the NTL Incorporated 1998 Non-Qualified Stock Option Plan (the "Plan").
(2) Computed pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").
(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for a share of common stock, par value $0.01 per share (the "Common Stock") of the Registrant on the Nasdaq Stock Market's National Market on April 19, 1999.
(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(5) Pursuant to Rule 416 this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.
(6) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.





                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

            Not required to be filed with this Registration Statement.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not required to be filed with this Registration Statement.


                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which have been filed by the registrant, NTL Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement as of their respective dates:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, dated March 31, 1999;

            (b) The Company's Current Reports on Form 8-K, dated January 25, 1999, March 8, 1999, March 18, 1999, April 1, 1999
                  and April 12, 1999; and

            (c) The description of the Company's Common Stock set forth under the caption "Description of Company's Securities to be Registered" in the Registration Statement on Form 8-B filed by the Company with the Commission on June 21, 1991 (File No. 0-19362), including any amendment or report filed for the purpose of updating such information.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporate by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The validity of the shares of Common Stock to be issued in connection with this Registration Statement will be passed upon by Richard
J. Lubasch, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Lubasch owns 23,279 shares of Common Stock and has 482,463 options to acquire shares of Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The indemnification of officers and directors of the Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and Restated By-laws of the Company. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving at its request in such capacity at another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The DGCL also allows a corporation to indemnify its officers and directors in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted if the officer or director is adjudged to be liable to the corporation unless and only to the extent that a court determines otherwise. To the extent that an officer or director of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            In accordance with Section 145 of the DGCL, the Company's By-laws provide that the Company shall indemnify its officers and directors to the full extent permitted by applicable law, including the advancement of expenses to such officers and directors.

            As permitted by Section 102 of the DGCL, the Company's Restated Certificate of Incorporation eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising from a breach or alleged breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

            In addition, Section 145 of the DGCL empowers the Company to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            Pursuant to the Plan, no member of the Board of Directors of the Company or the "Committee" (as defined therein) shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option (as defined therein) granted thereunder.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            3.1   Company's Restated Certificate of Incorporation
                  (incorporated by reference to the Company's 1998 Form
                  10-K).

            3.2 Company's Restated By-laws (incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570).

            4.1 Company's Restated Certificate of Incorporation (included in Exhibit 3.1).

            4.2   Company's Restated By-laws (included in Exhibit 3.2).

            4.3 Rights Agreement, dated as of October 13, 1993, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570).

            4.4 Amendment No. 1 to the Rights Agreement, dated as of March 31, 1999, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

            4.5 The NTL Incorporated 1998 Non-Qualified Stock Option Plan (incorporated by reference to the Company's 1998 Form 10-K).

            5.1 Opinion of Richard J. Lubasch, Esq., Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock covered by this Registration Statement.

            23.1  Consent of Ernst & Young LLP, independent auditors.

            23.2 Consent of Richard J. Lubasch, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

            24 Powers of Attorney (included on the signature page of this Registration Statement).


ITEM 9.     UNDERTAKINGS.

      (a)   The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

                  (i)  To include any prospectus required by
            Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 20th day of April, 1999.

                              NTL INCORPORATED


                              By: /s/ Richard J. Lubasch
                                 ----------------------------------------
                                 Richard J. Lubasch
                                 Senior Vice President, General Counsel
                                 and Secretary



        KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Lubasch as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including any post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                       Title                      Date
----                       -----                      ----

/s/ J. Barclay Knapp     President, Chief             April 20, 1999
-----------------------  Executive
J. Barclay Knapp         Officer and Chief
                         Financial Officer
                         (Principal Executive
                         and Principal Financial
                         Officer)


/s/ George S. Blumenthal   Chairman of the Board        April 20, 1999
------------------------   and Treasurer
George S. Blumenthal


/s/ Gregg Gorelick         Vice President-Controller    April 20, 1999
------------------------   (Principal Accounting
Gregg Gorelick             Officer)


/s/ Sidney R. Knafel       Director                     April 20, 1999
------------------------
Sidney R. Knafel


/s/ Ted H. McCourtney      Director                     April 20, 1999
------------------------
Ted H. McCourtney


/s/ Del Mintz              Director                     April 20, 1999
------------------------
Del Mintz


/s/ Alan J. Patricof       Director                     April 20, 1999
------------------------
Alan J. Patricof


/s/ Warren Potash          Director                     April 20, 1999
------------------------
Warren Potash


/s/ Michael S. Willner     Director                 April 20, 1999
------------------------
Michael S. Willner


/s/ Robert T. Goad         Director                 April 20, 1999
------------------------
Robert T. Goad




                              EXHIBIT INDEX

   Exhibit No.          Description of Exhibit
   -----------          ----------------------

   3.1 Company's Restated Certificate of Incorporation (incorporated by reference to the Company's 1998 Form 10-K).

   3.2 Company's Restated By-laws (incorporated by reference from the Company's Registration
                        Statement on Form S-1, File No. 33-63570).

   4.1                  Company's Restated Certificate of Incorporation
                        (included in Exhibit 3.1).

   4.2                  Company's Restated By-laws (included in
                        Exhibit 3.2).

   4.3 Rights Agreement, dated as of October 13, 1993, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570).

   4.4 Amendment No. 1 to the Rights Agreement, dated as of March 31, 1999, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

   4.5 The NTL Incorporated 1998 Non-Qualified Stock Option Plan (incorporated by reference to the Company's 1998 Form 10-K).

   5.1 Opinion of Richard J. Lubasch, Esq., Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock being registered.

   23.1 Consent of Ernst & Young LLP, independent auditors.

   23.2 Consent of Richard J. Lubasch, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

   24 Powers of Attorney (included on the signature page of this Registration Statement).